EXHIBIT 99.1

Vycor Medical, Inc. Agrees New NovaVision Licensing Agreement

BOCA RATON, FL (June 30, 2020) – Vycor Medical, Inc. (“Vycor”) (OTCBB—VYCO) today announced that its wholly owned subsidiary, NovaVision, Inc. (“NovaVision”), has signed an agreement in principle to enter into an exclusive licensing agreement with HelferApp GmbH (“HelferApp”). Under the terms of the agreement HelferApp will have the exclusive rights for NovaVision’s diagnostic products and therapies provided direct to the patient and to medical professionals in Germany, Austria and Switzerland. The combination of the NovaVision therapies will allow HelferApp to create an unrivalled portfolio of scientifically supported therapies addressing the visual rehabilitation market in the territories.

This transaction follows Vycor’s statement in May that it intended to close NovaVision’s German office and evaluate a transition to a license model for NovaVision in Europe. This complementary transaction with HelferApp provides a validation for a license-based model. NovaVision will seek internationally to partner with strong regional companies who will be better able to leverage NovaVision’s clinically supported vision therapies.

The cooperation of NovaVision and HelferApp opens new paths in digital care, with potentially significant benefits in digital teletherapeutic rehabilitation and better patient outcomes. HelferApp will also drive the adoption of NovaVision’s NeuroEyeCoach saccadic training program, which was the subject of a recent large 300 patient study led by Arash Sahraie from the School of Psychology, University of Aberdeen and co-authored by Jose Romano, Chief of the Stroke Division at the University of Miami Miller School of Medicine, which was published in the journal Cortex, and which demonstrated its effectiveness in assisting patients who have suffered a visual field deficit with their visual search tasks.

As part of the transaction existing NovaVision patients currently being treated by NovaVision in the regions covered by the licensing agreement will be transferred over to HelferApp. Other European and international patients being treated by NovaVision’s German office will be handled by NovaVision’s US clinicians. Both NovaVision and HelferApp will work closely to ensure a smooth transition with as little patient disruption as possible.

Peter Zachariou, CEO of Vycor, commented: “We are delighted to be entering into a partnership with HelferApp, who we believe is the perfect partner to leverage our therapies and diagnostics more broadly into the German, Austrian and Swiss markets. This marks an encouraging first step in our strategy of entering into licensing agreements with strong regional partners”.

Vycor/NovaVision Contact: Charles Beard

CBeard@novavision.com

561-558 2000

Link to Study: https://doi.org/10.1016/j.cortex.2019.12.005

About Vycor Medical, Inc.

Vycor Medical (OTCQB: VYCO) is dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions. The company has a portfolio of FDA cleared medical solutions that are changing and improving lives every day. The company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “forecast”, “anticipate”, “estimate”, “project”, “intend”, “expect”, “should”, “believe”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

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